Exhibit 23.4

KPMG LLP	Telephone	(604) 681-3000
Chartered Accountants	Fax	(604) 691-3031
PO Box 10426 777 Dunsmuir Street	Internet	www.kpmg.ca
Vancouver BC V7Y 1K3
Canada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of VeriChip, Inc. (formerly EXI Wireless Inc.):

We consent to the use of:

(a)	our report dated February 22, 2005, with respect to the consolidated balance sheets of EXI Wireless Inc. as at December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended; and

(b)	our report dated November 9, 2005, with respect to the consolidated balance sheet of EXI Wireless Inc. as at March 31, 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for the three-month period then ended, both included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Chartered Accountants

Vancouver, Canada

December 28, 2005

KPMG, LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss corporation.